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                                                                   EXHIBIT 10.10

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                                LOGICVISION, INC.

                       AMENDED AND RESTATED LOAN AGREEMENT

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     This AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is entered into as of December 19, 2001, by and between COMERICA BANK-CALIFORNIA ("Bank") and LOGICVISION, INC. ("Borrower").

                                    RECITALS
                                    --------

     A. Bank and Borrower are parties to that certain Loan and Security Agreement, dated September 14, 2001, and that certain Revolving Promissory Note issued by Borrower to Bank on September 14, 2001, each as amended from time to time (collectively, the "Original Agreement").

     B. Borrower and Bank wish to amend and restate the terms of the Original Agreement. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT
                                    ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.
          ----------------------------

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

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               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Card Services" has the meaning set forth in Section
2.1(b).

               "Credit Extension" means each Advance, Credit Card Services, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "Event of Default" has the meaning assigned in Article 8.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

               (a) Copyrights, Trademarks and Patents;

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               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

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               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness relating to Investments in Borrower's Subsidiaries provided that the aggregate amount of such Permitted Indebtedness and Permitted Investments (as described in clause (c) of the defined term "Permitted Investments") does not exceed Three Million Dollars ($3,000,000) in any fiscal year;

               (d) Indebtedness and capital leases secured by a lien described in clause (c) of the defined term "Permitted Liens," subject to Section 7.13 of this Agreement, and provided such Indebtedness and capital leases do not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness or capital leases; and

               (e) Subordinated Debt.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule;

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts;

               (c) Investment in Subsidiaries of Borrower provided that the aggregate amount of such Permitted Investments and Permitted Indebtedness (as described in clause (c) of the defined term "Permitted Investment") does not exceed Three Million Dollars ($3,000,000) in the aggregate in any fiscal year and further provided that Borrower shall obtain Bank's prior written consent, which shall not be unreasonably withheld, for Investments in (or Indebtedness relating to) any Subsidiary not disclosed in the Schedule; and

               (d) Investments pursuant to the terms of Borrower's investment policy, in form and substance acceptable to Bank, attached hereto as Appendix A.
                                                                     ----------

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

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               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

               (e) other Liens incurred in the regular course of Borrower's business not to exceed $50,000 in the aggregate at any given time, provided that no federal, state or other governmental agency is the lienholder or secured party for such Liens, except as otherwise permitted in this definition.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

               "Revolving Line" means a credit extension of up to Five Million Dollars ($5,000,000).

               "Revolving Maturity Date" means December 18, 2002.

               "Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2 Accounting Terms. All accounting terms not specifically defined
              ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

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     2.   LOAN AND TERMS OF PAYMENT.
          -------------------------

          2.1 Credit Extensions.
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               Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               (a) Revolving Advances.
                   ------------------

                    (i) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line minus the aggregate face amount of all outstanding
                             -----
Letters of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium..

                    (ii) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit A hereto. Bank is authorized to make Advances
                          ---------
under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower's deposit account. The obligation to repay the Advances is evidenced by this Agreement and the revolving promissory note attached hereto as Exhibit B.
                                                                    ---------

               (b) Credit Card Sublimit. Subject to the terms and conditions of this Agreement and provided that there is availability under the Revolving Line, Borrower may request corporate credit cards from Bank (the "Credit Card Services"). The aggregate limit of the corporate credit cards shall not exceed One Hundred Thousand Dollars ($100,000) at any time, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. All amounts owed pursuant to the Credit Card Services Sublimit shall be debited monthly from Borrower's checking account with Bank. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank's standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

               (c) Letters of Credit Sublimit.
                   --------------------------

                    (i) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, the "Letters of Credit") in an aggregate outstanding face amount not to exceed the Revolving Line minus
                                                                         -----
the aggregate amount of the outstanding Advances at any time, provided that the aggregate face amount of all outstanding Letters of Credit shall not exceed Five Hundred Thousand Dollars ($500,000). All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard application and letter of credit agreement (the "Application"), which Borrower hereby agrees to execute, including Bank's standard fee per annum on the face amount of each Letter of Credit. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). No Letter of Credit shall have an expiration date which is later than (i) the Revolving Maturity Date unless Borrower secures in cash the obligations under such Letter of Credit on terms acceptable to Bank, or (ii) one hundred twenty (120) days from the date of its issuance.

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                    (ii) The obligation of Borrower to reimburse Bank for
drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank's gross negligence or willful misconduct.

          2.2 Interest Rates, Payments, and Calculations.
              ------------------------------------------

               (a) Interest Rates. Except as set forth in Section 2.2(b), the
                   --------------
Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to the Prime Rate.

               (b) Late Fee; Default Rate. If any payment is not made within ten
                   ----------------------
(10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to three (3%) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) Payments. Interest hereunder shall be due and payable on the
                   --------
first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, other than taxes due and payable by Bank on the income of Bank, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

               (d) Computation. In the event the Prime Rate is changed from time
                   -----------
to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.3 Crediting Payments. Prior to the occurrence of an Event of
              ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.4 Fees. Borrower shall pay to Bank the following:
              ----

               (a) Facility Fee. On the Closing Date, a Facility Fee equal to
                   ------------
Seventeen Thousand Five Hundred Dollars ($17,500), which shall be nonrefundable, Ten Thousand Dollars ($10,000) of which Bank hereby acknowledges has been previously paid;

               (b) Commitment Fee. A Commitment Fee equal to one-tenth of one
                   --------------
percent (0.10%) per annum of the average unused portion of the availability under the Revolving Line. Such fee shall be payable in quarterly installments on the last day of each fiscal quarter or, in the case of the quarter in which the

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Revolving Maturity Date falls, on the Revolving Maturity Date. Each quarterly installment shall be calculated on the average unused portion of the Revolving Line during such fiscal quarter. The Commitment Fee shall be debited quarterly from Borrower's checking with Bank; and

               (c) Bank Expenses. On the Closing Date, all Bank Expenses
                   -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.5 Additional Costs. In case any law, regulation, treaty or official
              ----------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.6 Term. This Agreement shall become effective on the Closing Date
              ----
and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

     3.   CONDITIONS OF LOANS.
          -------------------

          3.1 Conditions Precedent to Initial Credit Extension. The obligation
              ------------------------------------------------
of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c) automatic payment form;

               (d) payment of the fees and Bank Expenses then due specified in
Section 2.4 hereof; and

               (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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          3.2 Conditions Precedent to all Credit Extensions. The obligation of
              ---------------------------------------------
Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form or (with respect to any request for Credit Card Services or Letter of Credit) other required documentation as provided in Section 2.1;

               (b) receipt by Bank of a Compliance Certificate; and

               (c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

          3.3 Release of Collateral. On the Closing Date, Bank shall release its
              ---------------------
security interest in Borrower's property granted pursuant to the Original Agreement and shall deliver to Borrower a termination statement within three (3) Business Days of the Closing Date to be filed by Bank. In addition to the foregoing, Bank shall execute and deliver such additional instruments and documents from time to time as Borrower shall reasonably request to release Bank's security interest in Borrower's property, including Borrower's Intellectual Property.

     4.   [Intentionally Omitted.]

     5.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          Borrower represents and warrants as follows:

          5.1 Due Organization and Qualification. Borrower and each Subsidiary
              ----------------------------------
is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2 Due Authorization; No Conflict. The execution, delivery, and
              ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3 Bona Fide Accounts. The Accounts are bona fide existing
              ------------------
obligations. The property and services giving rise to such Accounts has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor, except for Accounts for which adequate reserves have been made in accordance with GAAP.

          5.4 Merchantable Inventory. All Inventory is in all material respects
              ----------------------
of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made in accordance with GAAP.

          5.5 Intellectual Property. Borrower is the sole owner of the
              ---------------------
Intellectual Property, except for licenses granted by Borrower to its customers in the ordinary course of business. To Borrower's knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent any such judgment or violation would materially affect any product delivered or service rendered by Borrower which gives rise to more than five percent (5%) of Borrower's gross revenue in any fiscal quarter. Except as set forth in the Schedule, Borrower's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower's rights under such agreement.

          5.6 Name; Location of Chief Executive Office. Except as disclosed in
              ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.7 Litigation. Except as set forth in the Schedule, there are no
              ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower's interest.

          5.8 No Material Adverse Change in Financial Statements. All
              --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9 Solvency, Payment of Debts. Borrower is solvent and able to pay
              --------------------------
its debts (including trade debts) as they mature.

          5.10 Regulatory Compliance. Borrower and each Subsidiary have met the
               ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that could result in Borrower's incurring any material liability. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11 Environmental Condition. Except as disclosed in the Schedule,
               -----------------------
none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12 Taxes. Borrower and each Subsidiary have filed or caused to be
               -----
filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

          5.13 Subsidiaries. Borrower does not own any stock, partnership
               ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14 Government Consents. Borrower and each Subsidiary have obtained
               -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

          5.15 Full Disclosure. No representation, warranty or other statement
               ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS.
          ---------------------

     Borrower covenants and agrees that, until payment in full of all outstanding Obligations, other than contingent indemnity obligations under
Section 12.2 of this Agreement, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 Good Standing. Borrower shall maintain its and each of its
              -------------
Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 Government Compliance. Borrower shall meet, and shall cause each
              ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

          6.3 Financial Statements, Reports, Certificates. Borrower shall
              -------------------------------------------
deliver the following to Bank: (a) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter a company prepared consolidated and consolidating balance sheet, income, and cash flow statement covering Borrower's consolidated and consolidating operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Fifty Thousand Dollars ($150,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

     Borrower shall deliver to Bank with the quarterly financial statements and prior to each Advance a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

          6.4 Inventory; Returns. Borrower shall keep all Inventory in good and
              ------------------
marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to
              -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6 Principal Depository. Borrower shall maintain its principal
              --------------------
depository and operating accounts with Bank.

          6.7 Unrestricted Cash. Borrower shall maintain a balance of
              -----------------
unrestricted cash and cash equivalents of at least Twenty-Five Million Dollars ($25,000,000) during each fiscal quarter.

          6.8 Total Liabilities-Tangible Net Worth. Borrower shall maintain, as
              ------------------------------------
of the last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 0.50 to 1.00.

          6.9 Profitability. Beginning with the fiscal quarter ending September
              -------------
30, 2002, and in each quarter thereafter, Borrower shall have a quarterly net operating income, before inclusion of stock based compensation charges, of more than One Dollar ($1.00).

          6.10 Quarterly Net Loss. Borrower shall not suffer a quarterly net
               ------------------
loss in excess of One Million Dollars ($1,000,000) for the fiscal quarters ending on December 31, 2001, March 31, 2002, and June 30, 2002.

          6.11 Further Assurances. At any time and from time to time Borrower
               ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS.
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations, other than contingent indemnity obligations under Section 12.2 of this Agreement, or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose
              ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including, but not limited to, its Intellectual Property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank; or (iv) Permitted Investments in Subsidiaries.

          7.2 Change in Business; Change in Control or Executive Office. Engage
              ---------------------------------------------------------
in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation; or without Bank's prior written consent, change the date on which its fiscal year ends.

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of
              -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided mergers and acquisitions may be effected as long as (i) Borrower is the surviving entity, or in the event that a Subsidiary merges or consolidates with or into another business organization, the Subsidiary is the surviving entity,
(ii) neither a Change of Control nor a change in more than one of the Borrower's following executive management members: chief executive officer, chief financial officer or vice president of engineering, occurs in connection therewith, (iii) the acquisition is of a business substantially similar to that of Borrower's (or a Subsidiary's business if a Subsidiary is the acquiring entity) as of the Closing Date, (iv) the aggregate cash consideration paid for any such transactions do not exceed Ten Million Dollars ($10,000,000) during the term of this Agreement and while any Obligations relating to this Agreement remain outstanding, and (v) an Event of Default does not exist prior to such transaction or after giving effect thereto.

          7.4 Indebtedness. Create, incur, assume or be or remain liable with
              ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien
              ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

          7.6 Distributions. Pay any dividends or make any other distribution or
              -------------
payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

          7.7 Investments. Directly or indirectly acquire or own, or make any
              -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.8 Transactions with Affiliates. Directly or indirectly enter into or
              ----------------------------
permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9 Subordinated Debt. Make any payment in respect of any Subordinated
              -----------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Compliance. Become an "investment company" or be controlled by an
               ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

          7.11 Negative Pledge Agreements. Permit the inclusion in any contract
               --------------------------
to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in Borrower's rights and interests in any of Borrower's property. Borrower shall not enter into any agreement (and will not permit any Subsidiary to enter any agreement) that prohibits or restricts Borrower (or any Subsidiary) from encumbering or otherwise disposing of any part of Borrower's property.

          7.12 Capital Expenses. Spend or commit to spend, or permit any
               ----------------
Subsidiary to spend or commit to spend, more than Four Million Dollars ($4,000,000) per fiscal year on equipment or other capital improvements.

     8.   EVENTS OF DEFAULT.
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 Payment Default. If Borrower fails to pay, when due, any principal
              ---------------
or interest hereunder, or fails to pay any other Obligation within thirty (30) days after notice thereof from Bank;

          8.2 Covenant Default. If Borrower fails to perform any obligation
              ----------------
under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

          8.3 Material Adverse Effect. If there occurs any circumstance or
              -----------------------
circumstances that could have a Material Adverse Effect;

          8.4 Attachment. If any material portion of Borrower's assets is
              ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency
              ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 Other Agreements. If there is a default or other failure to
              ----------------
perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000); or which could have a Material Adverse Effect;

          8.7 Subordinated Debt. If Borrower makes any payment on account of
              -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8 Judgments. If a judgment or judgments for the payment of money in
              ---------
an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9 Misrepresentations. If any material misrepresentation or material
              ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES.
          --------------------------

          9.1 Rights and Remedies. Upon the occurrence and during the
              -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank.

          9.2 Remedies Cumulative. Bank's rights and remedies under this
              -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.3 Demand; Protest. Borrower waives demand, protest, notice of
              ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES.
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:        LogicVision, Inc.
                            101 Metro Drive, Third Floor
                            San Jose, CA  95110
                            Attn:  John Barnet
                            FAX:  (408) 573-7640

     If to Bank:            Comerica Bank-California
                            800 Oak Grove Avenue, M/C 4297
                            Menlo Park, CA  94025
                            Attn:  Mr. Guy Simpson, AVP
                            FAX:  (650) 462-6058

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS.
          ------------------

          12.1 Successors and Assigns. This Agreement shall bind and inure to
               ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2 Indemnification. Borrower shall defend, indemnify and hold
               ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 Time of Essence. Time is of the essence for the performance of
               ---------------
all obligations set forth in this Agreement.

          12.4 Severability of Provisions. Each provision of this Agreement
               --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 Amendments in Writing, Integration. Neither this Agreement nor
               ----------------------------------
the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

          12.6 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 Survival. All covenants, representations and warranties made in
               --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8 Effect of Amendment and Restatement. This Agreement is intended
               -----------------------------------
to and does completely amend and restate the Original Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          LOGICVISION, INC.


                                          By: /s/ John H. Barnet
                                              ----------------------------------
                                          Title: CFO
                                                 -------------------------------

                                          COMERICA BANK-CALIFORNIA


                                          By: /s/ Sarah D. Lewis
                                              ----------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                    EXHIBIT A
                                    ---------

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

[Form prepared by Comerica Loan Services]

                                    EXHIBIT B
                                    ---------
                            REVOLVING PROMISSORY NOTE

$5,000,000                                                     Menlo Park,
                                                               California
                                                               December 19, 2001

     LOGICVISION, INC. ("Borrower"), for value received, hereby promises to pay to the order of Comerica Bank-California ("Bank"), in lawful money of the United States of America, pursuant to that certain Amended and Restated Loan Agreement dated as of December 19, 2001, by and between Borrower and Bank (the "Loan Agreement"), (i) the principal amount of $5,000,000 or, if different, (ii) the principal amount of the Advances (the "Advances") outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

     This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

     Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

     Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

     All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

     Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

     Upon the occurrence of a default hereunder or an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

     Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

     This Note is unsecured.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

     The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

                                                  LOGICVISION, INC.


                                                  By:
                                                      --------------------------
                                                  Print Name:
                                                               -----------------
                                                  Title:
                                                          ----------------------

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:   COMERICA BANK-CALIFORNIA

FROM: LogicVision, Inc.

     The undersigned authorized officer of LogicVision, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in
complete compliance for the period ending                 with all required
                                          ---------------
covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                              Required                                     Complies
------------------                              --------                                     --------
Company prepared financial statements           Quarterly within 45 days                    Yes    No
(Consolidated and Consolidating)
Annual                                          FYE within 90 days                          Yes    No
(CPA Audited; Consolidated and Consolidating)
10K and 10Q                                     On the date of delivery to the Securities   Yes    No
                                                Exchange Commission

Financial Covenant                              Required                 Actual              Complies
------------------                              --------                 ------              --------
Maintain on a Quarterly Basis:
     Minimum Unrestricted Cash                  $25,000,000              $                  Yes    No
                                                                          --------
     Total Liabilities / Tangible Net Worth     0.50 : 1.00                      : 1.00     Yes    No
                                                                         --------
     Maximum Quarterly Net Loss                 $1,000,000 maximum per   $                  Yes    No
                                                quarter for the           --------
                                                quarters ending
                                                12/31/01; 3/31/02; and
                                                6/30/02
     Profitability                              Greater than $1.00       $                  Yes    No
                                                beginning 9/30/02 and     --------
                                                for each quarter
                                                thereafter

                                                -----------------------------------------------------------
Comments Regarding Exceptions:  See Attached.   BANK USE ONLY

                                                Received by:
                                                             ----------------------------------------------
Sincerely,                                                               AUTHORIZED SIGNER

                                                Date:
                                                       ----------------------------------------------------
                                                Verified:
---------------------------------------------              ------------------------------------------------
SIGNATURE                                                                AUTHORIZED SIGNER

                                                Date:
---------------------------------------------          ----------------------------------------------------
TITLE
                                                Compliance Status                             Yes        No
---------------------------------------------   -----------------------------------------------------------
DATE